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                                                                       Exhibit 5


                                                                  August 7, 1998


Globix Corporation
295 Lafayette Street, 3rd Floor
New York, New York  10012


                  Re:      Globix Corporation
                           Registration Statement on Form S-4


Ladies and Gentlemen:

         We have acted as counsel for Globix Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-4, File No. 333-57993, and Amendment No. 1 to the registration statement on Form S-4 under the Securities Act of 1933, as amended. (Such Registration Statement and Amendment thereto are defined herein as the "Registration Statement"). The Registration Statement relates to the exchange of up to an aggregate principal amount of $160,000,000 of the Company's 13% Senior Notes Due 2005, Series B (the "Exchange Notes") for up to an aggregate principal amount of $160,000,000 of its outstanding 13% Senior Notes Due 2005, Series A. Capitalized terms used but not defined herein shall have the meanings as set forth in the Registration Statement.

         We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, originals or copies of such records of the Company, the Indenture for the Notes, the Form of Exchange Note, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

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Globix Corporation
Page 2


         As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Based on the foregoing, we are of the opinion that the Exchange Notes covered by the Registration Statement, when executed in the manner set forth in the Indenture and issued and delivered in the manner set forth in the Registration Statement, will be legally issued, will be binding obligations of, and will be enforceable against the Company.

         We hereby consent to be named in the Registration Statement and the Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

         We further consent to your filing a copy of this opinion as an Exhibit to the Registration Statement.


                                               Very truly yours,

                                               MILBERG WEISS BERSHAD
                                                HYNES & LERACH LLP

                                               By:
                                                  --------------------------
                                                      Arnold N. Bressler
                                                     A Member of the Firm